UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2014

Sono-Tek Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 0-16035

New York	14-1568099
(State of Incorporation)	(I.R.S. Employer ID No.)

2012 Route 9W, Milton, New York	12547
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (845) 795-2020

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07: Submission of Matters to a Vote of Security Holders.

The following matters were voted upon at the Company’s annual meeting of shareholders held on August 28, 2014:

1.	The shareholders elected, by a plurality of the votes cast, all four nominees to the Board of Directors to serve until the Annual Meeting of Shareholders in 2016 and until their successors are duly elected and qualified.

Nominee	For	Against	Broker Non-Votes
Edward J. Handler	5,419,344	99,300	5,773,889
Eric Haskell	5,377,344	141,300	5,773,889
Donald F. Mowbray	5,389,344	129,300	5,773,889
Samuel Schwartz	5,412,344	106,300	5,773,889

Christopher L. Coccio, R. Stephen Harshbarger, Joseph Riemer and Philip Strasburg, who were not standing for re-election, continued to serve as Directors following the annual meeting.

2.	The shareholders ratified by the affirmative vote of the majority of the votes cast on the proposal, the appointment of Ligget, Vogt & Webb, P.A., as the Company’s independent auditors for the fiscal year ending February 28, 2015.

For:	11,291,733
Against:	0
Abstained:	800
There were no broker non-votes.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONO-TEK CORPORATION

By: /s/ Stephen J. Bagley
Stephen J. Bagley
Chief Financial Officer
September 2, 2014